Agreement on Indemnities Transfer

——Domestic Trade Credit Insurance Policy

Endorsement No.: 31619000901010000001
Contract No.: 259653/10

This Agreement is entered into by the following parties:

The Insurant: Kunming Shenghuo Pharmaceutical (group) Co., Ltd.
Address: No.2 Jing You Road, Kunming National Economy and Technology Developing District, Yunnan Province, China

The Indemnity Beneficiary: Kunming Heping Branch of China Construction Bank
Address: No.328 South Ring Road, Kunming City, Yunnan Province

The Insurer: China Ping An Insurance Company
Address: Xinghe Development Centre Plaza, Fuhua Road, Futian District, Shenzhen City, China

All of the three parties have reached the provisions as below in accordance with article 28 under General Clause:

Transfer of Beneficiary’s Indemnities interest

1.
The Insurant hereby transfers the beneficial interest for indemnities under the insurance policy No. 11619000901010000001 (hereinafter referred to as the insurance policy) to The Indemnity Beneficiary.

2.
The Insurer agrees on the transfer and promises to pay all the indemnification under the insurance policy to The Indemnity Beneficiary, provided that the interest of the Third Party (whose right to indemnification surpasses that of the bank) will not be affected.

3.	The Indemnity Beneficiary accepts this transfer and declares that it has full knowledge about the terms and conditions included in this insurance policy and agreed on them.

The Indemnity Beneficiary recognizes that its beneficial interest for indemnification will not surpass the beneficial interest of The Insurant, but, if The Insurer is entitled to propose the defenses of liability exemption, indemnification and failure in exercising liability against The Insurant, all of those defenses shall also be applicable to The Indemnity Beneficiary.

Under the condition that the accounts receivable claim of The Insurant has been transferred to The Indemnity Beneficiary simultaneously, The Indemnity Beneficiary hereby agrees that:
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The Indemnity Beneficiary can inform The Insurer instantly once it is aware of the occurrence of overdue debts. If The Indemnity claims against The Insurer, it is required to provide all written evidence relating to the debts, related documents with respect to the assignment of the debts, as well as submitting the <<Notice on the occurrence of overdue debts and the application for The Insurer’s involvement >> (please find the attached format).

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The Indemnity Beneficiary agrees and accepts the following provisions: No. 11, 12,13,14,15 and 16 provisions under the Section 7of the General Clause, as well as No. 24 and 25 provisions under the Section 8 of the General Clause and provision No. 4 under the C.102 supplementary provision.

The Insurer can deem the actions taken by The Insurant or The Indemnity Beneficiary during the course of interest assignment as mutually-recognized actions between The Insurant and The Indemnity Beneficiary.

4.	The Insurer agrees that this Agreement will not release itself from any of its obligations under the insurance policy.

Both The Insurant and The Indemnity Beneficiary agree that if the obligations regulated by the insurance contract have not been fulfilled, then The Insurer is entitled to not bearing the responsibility of indemnification.

When losses happen within the range of insurance liability, The Insurant shall claim against The Insurer directly; The Insurant shall bear the liability in conditions that The Indemnity Beneficiary’s interest is harmed as a result of the failure exercise of claim right by The Insurant. On condition that the creditor’s right of The Insurant has also been transferred to The Indemnity Beneficiary at the same time, The Indemnity Beneficiary is entitled to claim against The Insurer.

5.
The Indemnity Beneficiary has the right to know everything contained in the insurance policy, include but not limited to terms and conditions, endorsement and line of credit. If any of this insurance policy is changed, The Insurer shall inform The Insurant and also inform The Indemnity Beneficiary in written at the same time.

6.
Within the valid period of this insurance policy, if The Insurant requests to change or terminate the insurance policy unilaterally, it shall get the written approval from The Indemnity Beneficiary in advance; if there is no written approval provided by The Indemnity Beneficiary enclosed in the written application on changing or terminating this insurance policy which is submitted by The Insurant, The Insurer will consider it as incomplete application and therefore reject it.

7.	This Agreement is signed in triplicate and is valid for all of the debts included in this insurance policy and becomes effective on May 4, 2010.

The Insured: Kunming Shenghuo Pharmaceutical (group) Co., Ltd.
(Seal)
Signature: Feng Lan

The Indemnity Beneficiary: Kunming Heping Branch of China Construction Bank
(Seal)
Signature: Tao Yang

The Insurer: China Ping An Insurance Company
(Seal)
Signature: Yi Qing